AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT ("Agreement"), made and entered into as of this 24th day of October, 2005, by and among BIBLE BROADCASTING NETWORK, INC., a non-profit corporation organized under the laws of the State of Virginia ("Seller"), and AM RADIO 1490, INC., a corporation organized under the laws of the State of Utah ("Buyer").

WHEREAS, Seller and Buyer entered into an Asset Purchase Agreement ("APA") dated June 15, 2004, for the sale of certain assets used in the operation of Station KYFO(AM), Ogden, Utah, FCC Facility No. 5175; and

WHEREAS, pursuant to agreement of the parties, Closing of the transaction was to occur on May 31, 2005; and

WHEREAS, Closing did not occur on that date, and Seller and Buyer extended the Closing Date to occur following grant of the KYFO renewal application and Commission approval of a re-filed assignment application; and

WHEREAS, in order to allow Buyer additional time within which to close, Buyer and Seller now wishes to formally further extend the Closing Date; and

WHEREAS, the sum of Forty Thousand Dollars ($40,000) currently is being held in escrow (the "Escrow Deposit").

NOW, THEREFORE, for good and valuable consideration, receipt of which hereby is acknowledged, the parties now agree as follows:

1. Closing of the transaction shall occur the earlier of (i) February 20, 2006;

(ii) such earlier date as Buyer shall establish for Closing upon ten business days notice to Seller.

2. Buyer shall pay Seller the sum of Twenty Thousand Dollars ($20,000.00) in addition to the Purchase Price (the "Extension Fee"), such amount to be paid at Closing. In the event Buyer is unable to close within a reasonable amount of time of the revised closing date through no fault of Seller, the entire Escrow Deposit shall be forfeited as liquidated damages.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Asset Purchase Agreement to be signed and executed by their proper officers thereunto duly authorized as of the day and year first above written.

SELLER:

BIBLE BROADCASTING NETWORK, INC.

By: /s/ Lowell Davey

Lowell Davey, President

BUYER:

AM RADIO 1490, INC.

By: /s/ E. Morgan Skinner, Jr.

E. Morgan Skinner, Jr., President